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EXHIBIT 21.1 - SUBSIDIARIES OF THE COMPANY

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                                                                              State or Jurisdiction
                                                 % of Voting Securities       Under the Law of
Name                                             Owned                        Which Organized
Subsidiaries of National Processing, Inc.

National Processing Company, Inc.                100%                         Kentucky
NPC International S.A. de C.V.                   99.6%                        Mexico
B&L Consultants, Inc.                            100%                         Massachusettes
NPC Check Services, Inc.                         100%                         Delaware
NPC Services, Inc.                               100%                         Arizona
NTA, Inc.                                        100%                         Washington
FA Holdings Inc.                                 100%                         Delaware
Financial Alliance Processing Services, Inc.     100%                         Delaware
Caribbean Data Services, Ltd.                    100%                         Delaware
JBH Travel Audit Inc.                            100%                         Colorado
NPC International (Barbados) Holdings
  Limited                                        100%                         Barbados
NPC International (Barbados) Limited             100%                         Barbados
NPC International (Jamaica) Limited              100%                         Jamaica
NPC International (Dominican Republic) S.A.      100%                         Dominican Republic
NPC International (Fiji) Limited                 100%                         Fiji
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